Exhibit 10.3

Third AMENDMENT TO EMPLOYMENT AGREEMENT

This third AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of August 30, 2022 (the “Effective Date”), by and between Adam Kaplin, M.D. (“Employee”) and MyMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of December 18, 2020, and as amended on February 10, 2021 and November 24, 2021, by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 17 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the Parties mutually desire to modify certain provisions that would otherwise apply to Bonus Compensation potentially payable to Employee pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 17 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

In Exhibit B to the Agreement, Bonus Compensation, paragraph 5 is hereby deleted and replaced with the following:

“5) Bonus Compensation of $100,000 cash to be paid in lump-sum cash upon the completion of the following Bonus Event: the establishment of a formal relationship with the Bascom Palmer Eye Institute to advance, participation in and/or support of the use of MYMD-1 in ocular disease preclinical or clinical applications provided that the nature and/or extent of the Bascom Palmer Eye Institute relationship is satisfactory in the discretion of the Company’s Board of Directors.”

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

EMPLOYEE:

/s/ Adam Kaplin, M.D.
Adam Kaplin, M.D.

THE COMPANY:

By:	/s/ Chris Chapman, M.D.
Name:	Chris Chapman, M.D.
Title:	President